UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: February 14, 2005
(Date of earliest event reported)

The Student Loan Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

750 Washington Boulevard
Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

(203) 975-6237
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.       Entry into a Material Definitive Agreement

In connection with her leaving the Company to pursue other opportunities, Sue F. Roberts, as President of the Company, entered into an agreement with the Company, dated February 11, 2005, which provides primarily for her to receive in 2005 a performance-based cash bonus of approximately $351,500 and additional cash payments of $206,000, in exchange for customary releases and non-solicitation commitments by Ms. Roberts.

ITEM 5.02.      Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) As of February 11, 2005, Sue F. Roberts no longer served as President of the Company. As of February 18, 2005, Ms. Roberts is leaving the Company to pursue other opportunities.

(b) John W. Watkins resigned as a Director of The Student Loan Corporation effective as of February 11, 2005.

(c) As of February 11, 2005, Michael J. Reardon replaced Sue F. Roberts as President of the Company.

A press release announcing the departure of Ms. Roberts and the appointment of Mr. Reardon was issued on February 11, 2005, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

ITEM 9.01      Financial Statements and Other Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 11, 2005, issued by The Student Loan Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has
duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: THE STUDENT LOAN CORPORATION

Date: February 14, 2005

By: /s/ Daniel P. McHugh
Name: Daniel P. McHugh
Title: Principal Financial and Accounting
Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated February 11, 2005, issued by The Student Loan Corporation.